UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


      Date of Report (Date of earliest event reported): JANUARY 26, 1998



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)





                     0-23374                             35-1907258
      (Commission File Number)              (IRS Employer Identification No.)

            121 SOUTH CHURCH STREET
            POST OFFICE BOX 528
            MISHAWAKA, INDIANA                               46544

            (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5. OTHER EVENTS.



      Pursuant to General Instruction F to Form 8-K, the press release issued January 26, 1998 concerning the First Quarter Earnings and cash dividend announcement is incorporated herein by reference and is attached hereto as Exhibit 1.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



      (c)   Exhibits

            Exhibit  1 -- Press Release dated January 26, 1998.




                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                  _______________________________________
                 Timothy C. Boenne, Vice President



Dated:  February 10, 1998














          Exhibit 1









        January 26, 1998              Point of Contact: Charles J. Viater

                    MFB CORP. ANNOUNCES FIRST QUARTER EARNINGS
                         AND INCREASED QUARTERLY DIVIDEND


                     Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),(the "Corporation"), parent company of MFB Financial (the "Bank"), today
reported consolidated net income of $502,000 or $.32 per share for          the
three months ended December 31, 1997, compared to $476,000 or $.27 per share for the three months ended December 31, 1996, an increase of 5.5%.

                   Net interest income after provision for loan losses for the most recent three month period totaled $2.0 million compared to $1.8 million for the same period one year ago. During the three months ended December 31, 1997 total interest income increased by $712,000 compared to the same period one year ago, primarily as a result of a $28.9 million increase in first mortgage loan receivables and a $13.6 million increase in commercial and consumer loan receivables. Total interest expense increased $479,000 reflecting the growth in savings account deposits and borrowed funds.

                   Noninterest income increased from $113,000 for the three months ended December 31, 1996 to $165,000 for the most recent three month period, while noninterest expense increased from $1.1 million to $1.3 million for the comparable periods. The $52,000 noninterest income increase is primarily related to gains realized on the sale of mortgage loans during the period, servicing income retained on those sold loans, and fees generated through increased deposit account relationships and additional services offered to the bank's customers. The noninterest expense increases are primarily attributable to increased compensation and building expenses during the quarter ended December 31, 1997.

                   The  Corporation  has  increased  total  assets  from $255.9
million  as  of  September 30, 1997 to       $264.1 million as of December  31,
1997, an increase of $8.2 million (or 3.2%). Total net loans have increased from $200.9 million at September 30, 1997 to $208.2 million at December 31, 1997, an increase of $7.3 million (or 3.6%). The loan growth has been funded primarily by the growth in total savings deposits, the decrease in securities available for sale, and additional borrowings through Federal Home Loan Bank advances.

                    Total  shareholders' equity decreased from $33.6 million as
of September 30, 1997 to $33.5        million as of December 31, 1997 mainly as
a result of the Corporation's repurchase of 23,800 shares of outstanding common stock during this period at a cost of $544,000, along with the payment of cash dividends of $130,000 partially offset by $502,000 in net income for the same period.

                     While  achieving  substantial  growth,   the   Corporation
continues to maintain  asset  quality            that compares favorably to its
industry peer group. The ratio of nonperforming assets to total assets as of December 31, 1997 was .09% compared to .02% as of December 31, 1996.

                    In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .085 on each share of its Common Stock for the quarter ended December 31, 1997. The dividend is payable on February 17, 1998 to holders of record on February 3, 1998. This is a 6.3% increase over the
dividend of $ .08 declared in October, 1997.                                 .

                     The  Bank is  a  wholly  owned  subsidiary  of  MFB  Corp.
providing retail and small  business         financial services to the Michiana
area through its main office in Mishawaka and four banking centers located in St. Joseph and Elkhart counties.

                          MFB CORP. AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    December 31, 1997 and September 30, 1997
                              (in thousands)

                                                   December 31, September 30,
                                                       1997        1997
ASSETS
Cash and due from financial institutions         $    2,339  $    2,906
Interest-bearing  deposits  in  other financial
 institutions                                        12,929       6,576
   Cash and cash equivalents                         15,268       9,482
Interest-bearing time deposits in other
financial institutions                                  ---         ---
Securities available-for-sale                        34,476      39,628
Federal Home Loan Bank (FHLB) stock, at cost          2,675       2,400
Loans held for sale, net of unrealized  losses
of  $-0-  in  1997                                    5,850      12,671
Loans receivable, net of allowance for loan losses
 of $385,000 in 1997 and $348,000 in 1996           202,351     188,264
Accrued interest receivable                             600         719
Premises and equipment, net                           2,762       2,613
Other assets                                            115         144

                                   TOTAL ASSETS    $264,097    $255,921



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits
         Noninterest-bearing demand deposits     $    2,356  $    2,047
         Savings, NOW and MMDA deposits              39,631      38,130
         Other time deposits                        131,444     131,710
                   Total deposits                   173,431    $171,887
   Securities sold under agreements to repurchase     1,695         389
   Advances from borrowers for taxes and
    insurance                                           905       1,854
   FHLB advances                                     53,500      47,500
   Accrued expenses and other liabilities             1,031         741
       Total Liabilities                            230,562     222,371


Shareholders' Equity
   Common Stock                                      13,174      13,108
       Retained earnings - substantially restricted  22,409      22,038
   Unearned Employee Stock Ownership Plan (ESOP)
    shares                                             (610)       (665)
   Unearned Recognition and Retention Plan (RRP) shares (96)       (115)
   Net unrealized appreciation (depreciation) on
    securities available-for sale, net of tax            91          73
   Treasury    Stock,   38,850   common   shares,
    at   cost                                        (1,433)       (889)
        ---
     Total shareholders' equity                      33,535      33,550

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES $264,097    $255,921













                           MFB CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                  THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996
                               (in thousands)

                                           Three Months  Ended December 31,
                                               1997             1996

Total interest income                         $4,819           $4,107

Total interest expense                         2,819            2,339


    Net interest income                        2,000            1,768

Provision for loan losses                         15                7

Net interest income after provision for
 loan losses                                   1,985            1,761

Total non-interest income                        165              113

Total non-interest expense                     1,278            1,084

Income before income taxes                       872              790

Income tax expense                               370              314

    NET INCOME                                  $502             $476



Basic Earnings Per Share                     $   .32          $   .27